Exhibit 3.3

SEE REVERSE FOR LEGENDS AND RESTRICTIONS ON TRANSFER

NUMBER #_ | SHARES XXX,XXX

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

STALAR 5, INC.

AUTHORIZED TO ISSUE 100,000,000 SHARES

75,000,000 SHARES COMMON STOCK
PAR VALUE $0.00001 EACH

25,000,000 SHARES PREFERRED STOCK
PAR VALUE $0.00001 EACH

This Certifies that ______ SPECIMEN ______ *is the owner of*

__________ *fully paid and non-assessable Shares*

of the Common Stock of Stalar 5, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this ______ day of ______ A.D. ____

Steven R. Fox
SECRETARY

Steven R. Fox
PRESIDENT

LEGENDS AND RESTRICTIONS

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. SUCH SHARES CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF, EXCEPT IN CONFORMITY WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS, WHICH CONFORMITY MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY. THESE SECURITIES ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN A SUBSCRIPTION AGREEMENT BETWEEN THE HOLDER AND THE COMPANY, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

THE CORPORATION WILL FURNISH TO ITS STOCKHOLDERS INFORMATION ON THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF EACH CLASS OR SERIES UPON REQUEST IN WRITING WITHOUT CHARGE.